UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 1, 2016

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
(269) 923-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2016, Whirlpool Corporation (the “Corporation”) announced the election of Joseph Lovechio, 42, to the position of Corporate Controller, effective October 10, 2016. In this position, he will serve as the principal accounting officer of the Corporation.
Mr. Lovechio joined the Corporation in 2003 as Senior Financial Analyst for KitchenAid, and has been Vice President and Chief Financial Officer for the Europe, Middle East and Africa region since 2014.  In the interim period, he held various positions of increasing responsibility in the Finance organization.  Prior to joining the Corporation, Mr. Lovechio served in finance and accounting roles at CTS Corporation, Federal Mogul and Ford Motor Company.
Mr. Lovechio’s annual base salary in this position will be $330,000. His target award under the Performance Excellence Plan, the Corporation’s annual incentive plan, will be 65% of base salary. His target award under the Strategic Excellence Program, the Corporation’s long-term incentive compensation program, will be 70% of base salary.
Mr. Lovechio succeeds James Peters, who was promoted to Chief Financial Officer of the Corporation effective August 1, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel